Exhibit 99.2

Arlington Asset Investment Corp. Announces Intention to Delist Notes from the NYSE

MCLEAN, Va., Dec. 13, 2023 /PRNewswire/ -- Arlington Asset Investment Corp. (NYSE: AAIC) (“Arlington”) publicly announced today, in connection with the anticipated merger transaction with Ellington Financial Inc. (NYSE: EFC) (“Ellington Financial”), that it intends to voluntarily delist from the New York Stock Exchange (the “NYSE”) Arlington’s 6.75% Senior Notes due 2025 and 6.000% Senior Notes due 2026 (collectively, the “Senior Notes”) and to deregister the Senior Notes under the Securities Exchange Act of 1934, as amended.

As previously announced, on May 29, 2023, Arlington entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ellington Financial, EF Merger Sub Inc., a wholly owned subsidiary of Ellington Financial (“Merger Sub”), and, solely for the limited purposes set forth therein, Ellington Financial Management LLC, which, among other things, provides for the merger of Arlington with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a subsidiary of Ellington Financial (the “Merger”). If the Merger is completed, Merger Sub will assume the due and punctual performance and observance of Arlington’s covenants, agreements and obligations under and relating to the Senior Notes. Arlington has decided to delist and deregister the Senior Notes in connection with the Merger, which is expected to close on December 14, 2023, subject to the satisfaction of the closing conditions set forth in the Merger Agreement and discussed in detail in the proxy statement/prospectus filed with the SEC on November 3, 2023.

On December 26, 2023, Arlington (or Merger Sub as its successor following the anticipated closing of the Merger) intends to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”), and it is expected that the last day of trading of the Senior Notes on the NYSE will be Friday, January 5, 2024. Arlington has not made arrangements for the listing and/or registration of the Senior Notes on another national securities exchange or for quotation on another medium.

Arlington is taking this voluntary action to delist and deregister the Senior Notes because Arlington believes that, following the anticipated closing of the Merger, the costs of compliance, the demands on management’s time and the resources required to maintain the listing of the Senior Notes on the NYSE will exceed the benefits.

About Arlington Asset Investment Corp.

Arlington Asset Investment Corp. (NYSE: AAIC) currently invests primarily in mortgage related assets and has elected to be taxed as a REIT. Arlington is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Arlington and Ellington Financial intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with the safe harbor provisions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements regarding Arlington and Ellington Financial include, but are not limited to, statements related to the proposed Merger and the proposed delisting and deregistration of the Senior Notes, including the anticipated timing, benefits and financial and operational impact thereof; other statements of management’s belief, intentions or goals; and other statements that are not historical facts. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Arlington’s and Ellington Financial’s ability to complete the proposed Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to satisfaction of closing conditions to consummate the proposed Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks related to diverting the attention of Arlington and Ellington Financial management from ongoing business operations; failure to realize the expected benefits of the proposed Merger; significant transaction costs and/or unknown or inestimable liabilities; the risk of shareholder litigation in connection with the proposed Merger, including resulting expense or delay; the risk that Arlington’s and Ellington Financial’s respective businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; effects relating to the announcement of the proposed Merger or any further announcements or the consummation of the proposed Merger on the market price of Arlington’s or Ellington Financial’s common stock; the availability of suitable investment or disposition opportunities; changes in interest rates, interest rate spreads, the yield curve and prepayment rates; the availability and terms of financing; general economic conditions; market conditions; inflationary pressures on the capital markets and the general economy; legislative and regulatory changes that could adversely affect the businesses of Arlington and Ellington Financial; risks relating to the uncertainty and economic impact of a resurgence of the COVID-19 pandemic or other public health emergencies; and other risks and uncertainties affecting Arlington and Ellington Financial, including those described from time to time under the caption “Risk Factors” and elsewhere in Arlington’s and Ellington Financial’s SEC filings and reports, including Arlington’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, Ellington Financial’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings and reports by either company. Moreover, other risks and uncertainties of which Arlington or Ellington Financial are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by Arlington or Ellington Financial on their respective websites or otherwise. Neither Arlington nor Ellington Financial undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

Contact

Arlington Asset Investment Corp.

Investor Relations and Media:

Rich Konzmann

(703) 373-0200

ir@arlingtonasset.com